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                                                              Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Thermo Electron Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 and related Prospectus of Thermo Electron Corporation of our reports dated February 16, 1999 (except with respect to the matter discussed in Note 19, as to which the date is March 1, 1999) included or incorporated by reference in Thermo Electron Corporation's Annual Report on Form 10-K for the year ended January 2, 1999 and to all references to our Firm included in this Registration Statement and related Prospectus.

                                                       /s/ Arthur Andersen LLP


Boston, Massachusetts
November 23, 1999